EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #3) of our report dated March 13, 2025, except for notes 1, 4, 6 and 8 which are dated June 4, 2025 with respect to the audited financial statements of Lake Superior Acquisition Corp (the “Company”) as of December 31, 2024 and for the period from March 19, 2024 (inception) through December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 19, 2025